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                                                                   EXHIBIT 23(b)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-69554 and 333-42985 on Form S-3, and Registration Statement No. 33-83976 on Form S-3, as amended by Post Effective Amendment No. 1 to Form S-3, of TXU Electric Company, formerly known as Texas Utilities Electric Company, of our report dated February 16, 2000, appearing in this Annual Report on Form 10-K of TXU Electric Company for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

Dallas, Texas
March 17, 2000